{Clients/1059/00214203.DOC/ } NORTHWEST BANK AND NORTHWEST BANCSHARES, INC. CHANGE IN CONTROL AGREEMENT FOR URICH BOWERS, CHIEF CONSUMER BANKING & STRATEGY OFFICER This Change in Control Agreement (the “Agreement”) is made effective upon commencement of employment (the “Effective Date”) by and between Northwest Bank, a Pennsylvania-chartered stock savings bank (the “Bank”), and Urich Bowers (the “Executive”). Any reference to “Company” herein shall mean Northwest Bancshares, Inc., or any successor thereto. NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows: 1. TERM OF AGREEMENT; BASE SALARY (a) The period of the Executive’s employment under this Agreement shall begin as of the Effective Date and shall continue until November 1st of the current year as set forth herein. Commencing on November 1st of each subsequent year (“Anniversary Date”) and continuing on each Anniversary Date thereafter, this Agreement shall renew for an additional twelve (12) months such that the remaining term shall be twelve (12) months from the applicable November 1, unless written notice of non-renewal (“Non-Renewal Notice”) is provided by the Compensation Committee (“Committee”) of the Board of Directors (“Board”) of the Bank to the Executive at least thirty (30) days and not more than sixty (60) days prior to any such Anniversary Date, that this Agreement shall not be renewed. If a Non-Renewal Notice is given, the Agreement shall expire on the Anniversary Date immediately following the date the Non-Renewal Notice is given to the Executive. (b) Prior to each notice period for non-renewal, the Committee will conduct a comprehensive performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the Committee’s minutes. The Bank shall pay the Executive as compensation a salary of not less than $405,000 per year (“Base Salary”). Such Base Salary shall be payable biweekly. During the period of this Agreement, the Executive’s Base Salary shall be reviewed at least annually. Such review shall be conducted by the Committee, and the Committee may increase, but not decrease, the Executive’s Base Salary other than pursuant to an employer-wide reduction of compensation of all officers of the Bank and not in excess of the average percentage of the employer-wide reduction (any increase in Base Salary shall become the “Base Salary” for purposes of this Agreement). (c) The failure of Committee to take the actions set forth herein before any Anniversary Date will result in the automatic non-renewal of this Agreement. If the Committee fails to inform the Executive of its determination regarding the renewal or non-renewal of this Agreement, the Executive may make a written request asking for the Committee’s decision and the Committee shall provide a written response to the Executive within thirty (30) days of the receipt of such DocuSign Envelope ID: ADB4C5CA-D92C-465B-9911-1D14B8F1D6B1

2 request. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms. (d) Upon the expiration or termination of the Agreement, the Executive shall be an “at will” employee unless the Committee has informed the Executive that the Executive’s employment with the Bank will terminate when the Agreement terminates. (e) Notwithstanding the preceding, in the event a Change in Control (as defined in Section 2.3) occurs, this Agreement shall continue in full force and effect, and shall not terminate or expire until the later of (i) twenty-four (24) months after the Change in Control occurs, or (ii) payment in full of the severance payment under Section 2 hereof (the “Severance Payment”) to the Executive. 2. SEVERANCE PAYMENT 2.1 Right to Severance Payment Upon the occurrence of a Change in Control of the Bank or the Company followed, within twenty-four (24) months thereafter, by the termination of Executive’s employment for a reason specified in Section 2.2 below, the Executive shall be entitled to the Severance Payment provided under Section 2.5. In the event termination occurs by reason of death, voluntary termination other than for reasons specified in Section 2.2, Disability, or for Just Cause, the Executive shall not be entitled to a Severance Payment. Notwithstanding the foregoing, the Executive shall not be entitled to any payments or benefits under this Agreement unless and until the Executive executes a release of claims against the Bank, the Company and any affiliate, and their officers, directors, successors and assigns, releasing said persons from any and all claims, rights, demands, causes of action, suits, arbitrations or grievances relating to the employment relationship, including claims under the Age Discrimination in Employment Act (“ADEA”), but not including claims for benefits under tax- qualified plans or other benefit plans in which the Executive is vested, claims for benefits required by applicable law or claims with respect to obligations set forth in this Agreement that survive the termination of this Agreement. In order to comply with the requirements of Code Section 409A and the ADEA, the release shall be provided to the Executive no later than the date of the Executive’s Separation from Service and the Executive shall have no fewer than twenty-one (21) days to consider the release, and following the Executive’s execution of the release, the Executive shall have seven (7) days to revoke said release. 2.2 Reasons for Termination Following a Change in Control, Executive shall be entitled to a Severance Payment if Executive terminates employment with the Bank within twenty-four (24) months after such Change in Control for any one or more of the following reasons: (a) The Bank involuntarily terminates the employment of Executive upon or after a Change in Control other than for Just Cause. DocuSign Envelope ID: ADB4C5CA-D92C-465B-9911-1D14B8F1D6B1

3 (b) A reduction in the Executive’s Base Salary or benefits and perquisites provided to the Executive from those being provided as of the Effective Date of this Agreement. (c) A change in the Executive’s function, duties, or responsibilities, which change would cause the Executive’s position to become one of lesser responsibility, importance, or scope. (d) A relocation of the Executive’s principal place of employment by more than thirty (30) miles from its location as of the Effective Date of this Agreement. (e) Liquidation or dissolution of the Bank or the Company other than reorganizations that do not affect the status of the Executive. (f) Breach of the Agreement by the Bank or the Company. Upon the occurrence of any event described in clauses (b), (c), (d), (e) or (f) above (“Good Reason”), the Executive shall have the right to elect to terminate the Executive’s employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time not to exceed ninety (90) days after the initial event giving rise to said right to elect. The Bank shall have at least thirty (30) days to remedy any Good Reason condition, provided, however, that the Bank shall be entitled to waive such cure period and make an immediate payment hereunder. 2.3 Change in Control A Change in Control of the Bank or the Company shall mean a change in control of a nature that: (a) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (b) results in a Change in Control of, the Bank or the Company within the meaning of the Home Owners’ Loan Act, as amended, and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control (collectively, the “HOLA”); or (c) a Change in Control shall be deemed to have occurred at such time as: (i) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company’s outstanding securities except for any securities purchased by the Bank’s employee stock ownership plan or trust; or DocuSign Envelope ID: ADB4C5CA-D92C-465B-9911-1D14B8F1D6B1

4 (ii) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (iii) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (iv) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations or financial institutions, and as a result of such proxy solicitation, a plan of reorganization, merger consolidation or similar transaction involving the Company is approved by the Company’s Board of Directors or the requisite vote of the Company’s stockholders; or (v) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror. 2.4 Termination for Just Cause The Executive shall not have the right to receive a Severance Payment pursuant to Section 2.5 upon Termination for Just Cause. “Termination for Just Cause” shall mean termination because of the Executive’s personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the banking industry. For purposes of this paragraph, no act or failure to act on the part of the Executive shall be considered “willful” unless done, or omitted to be done, by the Executive not in good faith and without DocuSign Envelope ID: ADB4C5CA-D92C-465B-9911-1D14B8F1D6B1

5 reasonable belief that the Executive’s action or omission was in the best interest of the Bank or the Company. 2.5 Amount and Time and Form of Severance Payment In the event the Executive becomes entitled to a Severance Payment under the Agreement, the Bank shall pay the Executive, or in the event of the Executive’s subsequent death, the Executive’s estate, the following as a Severance Payment: (a) The Bank shall play the Executive a cash lump sum equal to the sum of (i) two (2) times the Executive’s highest rate of base salary plus (ii) two (2) times the highest rate of cash bonus paid to the Executive during the prior two (2) years, paid within thirty (30) days following the Separation from Service or, if the Executive is a Specified Employee (within the meaning of Treasury Regulations §1.409A-1(i)), to the extent required to avoid penalties under Code Section 409A, on the first business day of the seventh month following the Separation from Service. Such payment shall not be reduced in the event the Executive obtains other employment following a Separation from Service. (b) In addition to the cash lump sum, the Bank shall provide the Executive with continued non-taxable medical and dental coverage substantially identical to the coverage maintained by the Bank for the Executive and his eligible dependents prior to the date of the Executive’s Separation from Service. Such coverage shall continue for a period of twenty-four (24) months after the date of Separation from Service unless the Executive obtains other employment following Separation from Service under which substantially similar benefits are provided and in which the Executive and his eligible dependents are eligible to participate. Notwithstanding anything herein contained to the contrary, if applicable law (including, but not limited to, laws prohibiting discriminating in favor of highly compensated employees), or, if participation by the Executive and his eligible dependents is not permitted under the terms of the applicable health plans, or if providing such benefits would subject the Bank to penalties, then the Bank shall pay the Executive a cash lump sum payment reasonably estimated to be equal to the value of such non-taxable medical and dental benefits, with such payment to be made by lump sum within thirty (30) business days after the Separation from Service, or if later, the date on which the Bank determines that such insurance coverage (or the remainder of such insurance coverage) cannot be provided for the foregoing reasons. (c) Notwithstanding the provisions of (a) and (b) above, if the Executive is a “Disqualified Individual” within the meaning of Code Section 280G and the Severance Payment is in an amount which includes an “Excess Parachute Payment” within the meaning of Code Section 280G, the Severance Payment hereunder to Executive shall be reduced to the maximum amount which does not include an Excess Parachute Payment. In the event any change in the Code or regulations thereunder should reduce the amount of payments permissible under Code Section 280G on the Effective Date, then the Severance Payment that is payable shall be determined as if such change in the Code or regulations had not been made. The allocation of the reduction of any aggregate payments or benefits of this Section 2 shall be determined by the Executive, provided, however, that if it is determined that such election by the Executive shall be in violation of Code Section 409A, the allocation of the required reduction shall be pro-rata. DocuSign Envelope ID: ADB4C5CA-D92C-465B-9911-1D14B8F1D6B1

6 (d) Notwithstanding the provisions of (a) and (b) above, no payments shall be made hereunder if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank’s capital to be reduced below its minimum capital requirements. 2.6 Separation from Service For purposes of this Section 2, “termination of employment” shall be construed to mean “Separation from Service” as defined in Code Section 409A and the Treasury regulations promulgated thereunder, provided, however, that the Bank and the Executive reasonably anticipate that the level of bona-fide services the Executive would perform after termination would permanently decrease to a level that is less than 50% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period. 3. DEATH AND DISABILITY BENEFITS (a) “Disability” or “Disabled” shall be construed to comply with Code Section 409A and shall be deemed to have occurred, with or without a Change in Control, if: (i) the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than twelve (12) months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for continuous period of not less than twelve (12) months, the Executive is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank; or (iii) the Executive is determined to be totally disabled by the Social Security Administration. In the event of Disability, the Executive shall be entitled to receive benefits under any short or long-term disability plan maintained by the Bank. To extent that such benefits are less than the Executive’s Base Salary at the rate in effect at the time of the Executive’s Disability, the Bank shall pay the Executive a cash lump sum equal to the difference between such disability plan benefits and the amount of the Executive’s Base Salary for one year following the termination of his employment due to Disability (regardless of whether a Change in Control has occurred). Any payment required hereunder shall be made no later than two and one-half (2.5) months after the end of calendar year in which the Disability occurred. (b) In the event of the Executive’s death during the term of the Agreement, with or without a Change in Control, his estate shall be paid a cash lump sum equal to one times the Executive’s Base Salary at the rate in effect at the time of the Executive’s death. Such payment shall be made within thirty (30) days after the Executive’s date of death. In addition, the Bank will continue to provide non-taxable medical and dental benefits as were previously provided for the Executive’s eligible dependents for three (3) years after the Executive’s death. Notwithstanding anything herein contained to the contrary, if applicable law (including, but not limited to, laws prohibiting discriminating in favor of highly compensated employees), or, if participation by the Executive’s eligible dependents is not permitted under the terms of the applicable health plans, or if providing such benefits would subject the Bank to penalties, then the Bank shall pay the Executive’s surviving eligible dependents a cash lump sum payment reasonably estimated to be DocuSign Envelope ID: ADB4C5CA-D92C-465B-9911-1D14B8F1D6B1

7 equal to the value of such non-taxable medical and dental benefits, with such payment to be made by lump sum within thirty (30) business days of the Executive’s death, or if later, the date on which the Bank determines that such insurance coverage (or the remainder of such insurance coverage) cannot be provided for the foregoing reasons. 4. NOTICE OF TERMINATION (a) Any purported termination by the Bank or by the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. (b) “Date of Termination” shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Just Cause, shall be immediate). Except as set forth below in paragraph (c), in no event shall the Date of Termination exceed thirty (30) days from the date Notice of Termination is given. (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by Executive, in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice of dispute was given, until the earlier of one hundred and twenty (120) days from the date of the Notice of Termination or the date upon which the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Notwithstanding the foregoing, no compensation or benefits shall be paid to the Executive in the event the Executive is terminated for Just Cause. In the event that such Termination for Just Cause is found to have been wrongful or such dispute is otherwise decided in Executive’s favor, the Executive shall be entitled to receive the Severance Payment set forth in Section 2.5 as if the Executive had suffered a termination of employment under Section 2.2. 5. SOURCE OF PAYMENTS DocuSign Envelope ID: ADB4C5CA-D92C-465B-9911-1D14B8F1D6B1

8 It is intended by the parties hereto that all Severance Payments provided in this Agreement shall be paid in cash, check or direct deposit from the general funds of the Bank or the Company. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to the Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company. 6. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Bank and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that the Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement. 7. NO ATTACHMENT (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect. (b) This Agreement shall be binding upon, and inure to the benefit of, the Executive, the Bank and their respective successors and assigns. 8. AMENDMENT, TERMINATION AND WAIVER (a) During the term of the Agreement, the Agreement may be terminated or amended in any respect by an instrument in writing signed by the Executive and the Bank, unless a Change in Control has previously occurred. If a Change in Control occurs, the Agreement no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever. (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. 9. POST-TERMINATION OBLIGATIONS (a) All payments and benefits to the Executive under this Agreement shall be subject to the Executive’s compliance with paragraph (b) of this Section 9 during the term of this DocuSign Envelope ID: ADB4C5CA-D92C-465B-9911-1D14B8F1D6B1

9 Agreement and for two (2) full years after the expiration or termination hereof. (b) The Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. 10. CONFIDENTIALITY The Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank, the Company and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank and the Company. The Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank, the Company or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to any federal banking agency with jurisdiction over the Bank, the Company or the Executive). Notwithstanding the foregoing, the Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank or the Company, and the Executive may disclose any information regarding the Bank or the Company which is otherwise publicly available. In the event of a breach or threatened breach by the Executive of the provisions of this Section 9, the Bank and/or the Company will be entitled to an injunction restraining the Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank, the Company or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank or the Company from pursuing any other remedies available to the Bank or the Company for such breach or threatened breach, including the recovery of damages from the Executive. 11. OTHER RIGHTS AND BENEFITS NOT AFFECTED 11.1 Other Benefits Except to the extent the Executive shall voluntarily agree otherwise, neither the provisions of this Agreement nor the Severance Payments provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish the Executive’s rights as an employee of the Bank, whether existing now or hereafter, under any benefit, incentive, retirement, stock benefit, stock bonus, stock ownership or any employment agreement or other plan or arrangement. 11.2 Employment Status This Agreement does not constitute a contract of employment or impose on the Executive or the Bank any obligation to retain the Executive as an employee, to change the status of the Executive’s employment, or to change the Bank or the Company’s policies regarding termination of employment. DocuSign Envelope ID: ADB4C5CA-D92C-465B-9911-1D14B8F1D6B1

10 12. HEADINGS FOR REFERENCE ONLY The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. 13. LEGAL FEES AND EXPENSES All legal fees incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be the responsibility of and paid by the Executive. 14. ARBITRATION Any dispute or controversy arising under or in connection with the Agreement shall be settled by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within one hundred (100) miles from the location of the Bank, in accordance with rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the reasonable fees and expenses of the counsel for the Executive, shall be borne by the Bank or the Company. 15. APPLICABLE LAW AND SEVERABILITY To the extent not preempted by the laws of the United States, the laws of the Commonwealth of Pennsylvania shall be the controlling law in all matters relating to the Agreement. If a provision of this Agreement shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Agreement and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. 16. SUCCESSOR TO THE BANK The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank’s obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place. 17. REQUIRED PROVISION Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. § 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359. DocuSign Envelope ID: ADB4C5CA-D92C-465B-9911-1D14B8F1D6B1

11 SIGNATURES IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its duly authorized officer, and the Executive has signed this Agreement, on the dates set forth below. NORTHWEST BANK _______ By: Date Kyle P. Kane, Chief People Officer NORTHWEST BANCSHARES, INC. _________ By: Date Kyle P. Kane, Chief People Officer EXECUTIVE _________ Date Urich Bowers DocuSign Envelope ID: ADB4C5CA-D92C-465B-9911-1D14B8F1D6B1 05/23/2024 | 6:44 AM PDT 05/30/2024 | 7:22 AM PDT 05/30/2024 | 7:22 AM PDT